Exhibit 99.1

Aspira Women’s Health Inc. Announces Equity Financing of Approximately $11 Million

AUSTIN, Texas, July 1, 2020 — Aspira Women’s Health Inc. (Nasdaq: AWH) (“ASPIRA”), a bioanalytical-based women’s health company focused on gynecologic disease, today announced that investors, including certain affiliates of Jack W. Schuler, ASPIRA’s largest stockholder, have agreed to purchase approximately $11 million of unregistered shares of ASPIRA's common stock in a private placement at a price of $3.50 per share.

The closing of the private placement is expected to occur on July 6, 2020, subject to customary closing conditions. At the closing, ASPIRA will receive approximately $11 million in gross proceeds, before transaction costs. ASPIRA intends to use the net proceeds from the private placement for sales and marketing, working capital and other general corporate purposes, including investing in additional key strategic hires and product portfolio expansion. This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy securities. The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. (formerly known as Vermillion, Inc. Nasdaq: VRML) is transforming women’s health with the discovery, development, and commercialization of innovative testing options and bio-analytical solutions that help physicians assess risk, optimize patient management and improve gynecologic health outcomes for women.  ASPIRA is particularly focused on pelvic diseases such as adnexal mass risk assessment and endometriosis. OVA1® plus combines our FDA-cleared products OVA1® and OVERA® to detect risk of ovarian malignancy in women with adnexal masses. ASPiRA GenetiXSM testing offers both targeted and comprehensive genetic testing options with a gynecologic focus.  With over 10 years of expertise in ovarian cancer risk assessment, ASPIRA has expertise in cutting-edge research to inform our next generation of products in development (OVANexTM and EndoCheckTM). Our focus is on delivering products that allow healthcare providers to stratify risk, facilitate early detection, and optimize treatment. Visit our website for more information about our products at www.aspirawh.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding ASPIRA’s expectations about the closing of the private placement and the use of proceeds therefrom. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,”

“will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the completion of the private placement, as well as risks and uncertainties inherent in ASPIRA’s business, including those described in the section entitled “Risk Factors” in ASPIRA’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the section entitled “Risk Factors” in ASPIRA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in ASPIRA’s other periodic filings with the Securities and Exchange Commission. The events and circumstances reflected in ASPIRA’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. ASPIRA expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Ashley R. Robinson

LifeSci Advisors, LLC

Tel 617-430-7577

Arr@lifesciadvisors.com